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                                  EXHIBIT 24.1



INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of EPL Technologies, Inc. on Form S-8 of our report dated April 2, 1996 appearing in the Annual Report on Form 10-K/A of EPL Technologies, Inc. for the year ended December 31, 1995.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Philadelphia, PA

August 6, 1996